Exhibit 99.1
FOR IMMEDIATE RELEASE
MOBILE MINI ANNOUNCES PRELIMINARY 2007 THIRD QUARTER RESULTS
SCHEDULES THIRD QUARTER FINANCIAL RESULTS NEWS RELEASE AND
CONFERENCE CALL FOR THURSDAY, NOVEMBER 1ST
Thus Far 324,553 Shares Repurchased in Stock Buyback Program
Tempe, AZ — October 22, 2007 — Mobile Mini, Inc. (NasdaqGS: MINI) today announced its preliminary financial results for the third quarter ended September 30, 2007, noting that it expects to report total revenues and lease revenues of approximately $83.5 million and $74.0 million, respectively. These revenues are expected to result in EBITDA (earnings before interest expense, tax, depreciation and amortization) of between $32.5 million and $33.0 million and diluted earnings per share of between $0.34 and $0.35. The Company plans to announce its full financial results for the third quarter on Thursday, November 1st before the markets open.
Mobile Mini pointed out that while lease revenues were within the range provided by management on August 7, 2007, albeit at the lower end, EBITDA and diluted earnings per share are expected to fall below the range previously provided. The primary reasons are higher than expected fleet repair and maintenance expense and costs incurred in connection with reducing the scope of certain U.S. manufacturing operations in light of slower growth rates this year. Mobile Mini noted that the slower growth continues to be limited to certain geographic locations and that its European operations have continued to achieve exceptional growth.
Based on the third quarter 2007 preliminary results, the Company is revising its guidance for the quarter ended December 31, 2007. The Company now expects that it will generate lease revenues in the $75.5 million to $76.0 million range, EBITDA of $32.5 million to $33.5 million and diluted earnings per share of $0.34 to $0.36 during that quarter.
Steven Bunger, Chairman, President & CEO noted, “Our fundamental business model remains intact. While our growth rate has slowed, it remains in double digits. Furthermore, we continue to gain market share and are not seeing any signs of serious price competition nor yield erosion. We will have more to say about current business conditions on November 1st.”
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Mobile Mini News Release	Page 2
October 22, 2007
Separately, Mobile Mini announced that it has repurchased 324,553 shares of its common stock since August 2007 when the Board of Directors authorized the program to repurchase up to $50 million of common stock. As of September 30, 2007, approximately $42.3 million of repurchase authority remains unused. Management is prepared to purchase additional shares in open market purchases or in privately negotiated transactions utilizing available working capital to fund such purchases.
Mobile Mini will issue its full financial results for the third quarter ended September 30, 2007 on Thursday, November 1st before the markets open. Management will conduct a conference call that day at 12:00 noon Eastern Time. To listen to the live call, dial 706-679-0885 and ask for the Mobile Mini Conference Call or go to www.mobilemini.com and click on the Investors section. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call can be accessed for approximately 14 days at Mobile Mini’s website.
This news release contains forward-looking statements, particularly regarding revenue and earnings estimates for the remainder of 2007, which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s SEC filings. These forward-looking statements represent the judgment of the Company, as of the date of this release, and Mobile Mini disclaims any intent or obligation to update forward-looking statements.
Mobile Mini, Inc. is the world’s leading provider of portable storage solutions through its total fleet of over 162,000 portable storage units and portable offices with 64 branches in U.S., United Kingdom, Canada and The Netherlands. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Larry Trachtenberg, Executive VP &		The Equity Group Inc.
Chief Financial Officer		Linda Latman (212) 836-9609
Mobile Mini, Inc.		Lena Cati (212) 836-9611
(480) 894-6311		www.theequitygroup.com
www.mobilemini.com